Exhibit 99.1

Incannex Healthcare Authorizes $20 Million Share Repurchase Program

Melbourne, Australia and New York, USA – August 22 – Incannex Healthcare Inc. (Nasdaq: IXHL) (“Incannex” or the “Company”), a clinical-stage biopharmaceutical company developing innovative combination therapies for high-impact conditions, today announced that its Board of Directors has authorized a share repurchase program (the “Repurchase Program”) for up to $20 million of the Company’s outstanding shares of common stock (“Common Stock”).

Under the Repurchase Program, the Company may repurchase shares of Common Stock through open market purchases, privately negotiated transactions, accelerated share repurchase arrangements, or other methods permitted under applicable securities laws, including under Rule 10b5-1 trading plans and in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

The timing and amount of any repurchases will depend on market conditions, available capital resources, and other factors.

President and CEO of Incannex Healthcare Joel Latham commented, “The approval of this $20 million repurchase program reflects our confidence in the strength of our pipeline, the resilience of our strategy, and the opportunities ahead. We believe the current market valuation does not accurately reflect the significant progress we have made across our clinical programs. This initiative allows us to act decisively, strengthen our capital management strategy, and potentially enhance long-term value creation for shareholders.”

The Repurchase Program reflects Incannex’s commitment to driving sustainable shareholder value while maintaining discipline in capital allocation to support the advancement of its late-stage clinical pipeline.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex’s future performance. These statements are based on management’s current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: statements regarding potential future dilution; Incannex’s opinions and estimates about the fundamentals and underlying value of its business relative to the trading price of its common stock; business strategy, future operations; Incannex’s ability to execute on its objectives, prospects, commercial discussions or plans; evaluations and judgments regarding Incannex’s research and development efforts and potential future commercialization, including any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits (and safety of Incannex’s drug candidates and the market opportunity for these candidates; Incannex’s plans to repurchase up to $20 million of its Common Stock and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that current expense and cash resource estimates which may be ultimately be inaccurate and the Company may need to raise capital, including through the ATM, sooner than it presently anticipates; the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex’s ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au